UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2025

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-08675	81-0305822
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4438 W. Lovers Lane, Unit 100, Dallas, TX	75209
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (406) 606-4117

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American
Common Stock, $0.01 par value	UAMY	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On October 10, 2025, United States Antimony Corporation (NYSE: UAMY) (NYSE Texas: UAMY) (“USAC,” “US Antimony,” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the institutional investor signatory thereto (the “Investor”) pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, in a registered direct offering, an aggregate of 2,377,657 shares (the “Shares”) of the common stock, par value $0.01 per share, of the Company (“Common Stock”), at a purchase price of $10.50 per Share, for aggregate gross proceeds to the Company of approximately $25 million (the “Offering”).

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-284057), which was originally filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2024 and was declared effective on April 24, 2025, and the related short-form registration statement on Form S-3MEF (File No. 333-290812), which the Company filed with the Commission on October 10, 2025 pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and which became automatically effective upon filing.

Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”) acted as exclusive placement agent in connection with the Offering pursuant to a Placement Agency Agreement between the Company and the Placement Agent dated October 10, 2025 (the “Placement Agency Agreement”). The Placement Agency Agreement provides that the Placement Agent will receive a commission equal to 7% of the aggregate gross proceeds of the Offering minus a credit that will be applied to the Company on the Closing Date (as defined below). Proceeds to the Company after reimbursable expenses and the Credit will be equal to $24,431,090.53. The Offering is expected to close on or about October 14, 2025, subject to satisfaction of customary closing conditions (the “Closing Date”).

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to Exhibit 10.1. A copy of the legal opinion issued by Duane Morris LLP is attached hereto as Exhibit 5.1.

ATM Prospectus Supplement

The Company is party to an Amended and Restated Sales Agreement, or “sales agreement,” with  A.G.P./Alliance Global Partners and B. Riley Securities, Inc., together the “Agents.” Pursuant to the sales agreement, from time to time, the Company may offer and sell shares of Common Stock to or through the Agents, acting as sales agent or principal (the “ATM Offering”). The Company filed a prospectus supplement dated September 17, 2025, or the “ATM Prospectus Supplement,” for the offer and sale of shares of Common Stock having an aggregate offering price of up to $65,000,000 in the ATM Offering. Effective as of October 6, 2025, the Company reduced the ATM Prospectus Supplement from $65,000,000 to $39,885,000. As of October 10, 2025, as a result of this offering, the Company cannot make any further sales under the ATM Prospectus Supplement. The Company will not make any sales of its common stock pursuant to the sales agreement unless and until a new prospectus supplement and a new registration statement are filed. The sales agreement remains in full force and effect.

Item 7.01 Regulation FD Disclosure

On October 10, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing. This Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

The information set forth in Item 1.01 above regarding the ATM Prospectus Supplement is incorporated by reference herein in response to this Item.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Duane Morris LLP dated October 10, 2025
10.1	Securities Purchase Agreement dated as of October 10, 2025 between United States Antimony Corporation and the purchaser signatory thereto
99.1	Press Release issued by United States Antimony Corporation dated October 10, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated: October 10, 2025	By:	Richard R. Isaak
Richard R. Isaak
SVP, Chief Financial Officer

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